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                                                                   Exhibit 10.36
                  AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT
                  ------------------------------------------

     This Amendment No. 1 (hereinafter "Amendment No. 1") to Joint Venture Agreement is made this 30 day of March 1998, by and between Teijin Limited, a corporation organized and existing under the laws of the country of Japan, with its principal place of business at Hongo TS Bldg. 8F, 2-38-16 Bunkyo-ku, Tokyo 113, Japan (hereinafter "Teijin") and Molecular Simulations Incorporated, a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 9685 Scranton Road, San Diego, CA 92121 (hereinafter "MSI").

     MSI (formerly Polygen Corporation) and Teijin have entered into a Joint Venture Agreement dated February 14, 1992 (the "Agreement"), pursuant to which MSI and Teijin established a joint venture corporation in Japan known as Teijin Molecular Simulations Inc. ("TMSI"). As a result of certain changes in the management of TMSI, the parties desire to amend the terms and conditions of the Agreement, as described in this Amendment No. 1.

     NOW, THEREFORE, the parties agree as follows:

1.   Board of Directors.  Article 10.1 of the Agreement is hereby amended by
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adding the following additional paragraph to the end of such Article:

     "Notwithstanding the foregoing, subject to mutual agreement by the parties hereto, the Company's Board of Directors may be composed of seven (7) individuals, three (3) to be nominated by MSI, three (3) to be nominated by Teijin, and one (1) to be agreed upon and nominated jointly by MSI and Teijin. Solely in the case that the Board of Directors is composed of seven (7) individuals, the Company shall have three representative directors, one to be appointed from the directors nominated solely by MSI, the second from the directors nominated solely by Teijin, and the third being a director mutually agreed upon by MSI and Teijin."

2.   Resolutions of Board of Directors Meetings. Article 10.4 of the Agreement
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is hereby amended in its entirety to read as follows:

     "10.4  Resolutions of Board of Directors Meetings.  The quorum for meetings
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of the Board of Directors of the Company shall be a majority of the total number of Directors in office; provided that such majority must include at least one director nominated solely by MSI and one director nominated solely by Teijin.
The approval of a majority of the Board of Directors present at any such meeting, which majority shall include for this purpose at least one director nominated solely by MSI and one director nominated solely by Teijin, shall be required for any of the following:

            (a) adoption of the annual business plan (including financial and operating plans) of the Company and any amendments thereto;

            (b)  changes in capital;
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            (c)  the declaration or payment of dividends by the Company;

            (d) establishment of audit and compensation committees of the Board of Directors, and the responsibilities and authority of each such committee;

            (e) appointment or dismissal of executive personnel, including but not limited to a general manager, president and other officers of the Company, and the compensation of such officers;

            (f) the entering into of any agreement between the Company and either of Teijin and MSI or an affiliate, director or employee of either of them;

            (g) the appointment and dismissal of any subdistributor, sub-agent, value-added reseller or OEM under the Distributorship Agreement and the terms of any agreement with any such subdistributor, sub-agent, value-added reseller or OEM; and

            (h) the setting of guidelines and approval of any changes relating to the use of Teijin's name, MSI's name and/or the Company logo in advertising, brochures and related materials.

     As promptly as practicable following the formation of the Company, the Board of Directors shall pass resolutions defining the extent of authority to be given to the Company's management in relation to approval by said management of
(i) indebtedness for borrowed money by the Company (including the guarantee of any indebtedness by the Company) and (ii) capital expenditures of the Company. The approval authority of the Company's management shall, at a minimum, be reviewed the Board of Directors once a year and , if necessary, adjusted as the Board of Directors may deem fit.

     If agreement cannot be reached on any of the matters enumerated in this
Section 10.4 above, with the exception of Section 10.4(h) above, Teijin and MSI shall each have the right to give written notice to the other party and request mutual consultation between senior management of the Shareholders relating to such matter in accordance with Section 10.5 below."

3.   Management; Committees of the Board.  Article 10.6 of the Agreement is
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hereby deleted in its entirety and replaced by the following:

     "10.6  Committees of the Board.  The Board of Directors shall appoint two
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committees of the Board, an audit committee and a compensation committee.  These two committees will each consist of two (2) directors, one from the directors nominated solely by MSI and the other from the directors nominated solely by Teijin. The responsibilities and authority of each committee shall be determined by the Board of Directors in accordance with Article 10.4 above."
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5.   Profits and Dividends Policy.  Article 13 of the Agreement is hereby
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amended in its entirety to read as follows:

     "Article 13 - Profits and Dividends Policy.  Dividends may be declared and
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paid on the common stock of the Company from funds lawfully available therefor as and when determined by the Board of Directors of the Company in accordance with Article 10.4 above. Except for any such dividends, and unless otherwise agreed by the Shareholders, the whole of the profits of the Company shall after such provisions and reserves as may be required and considered appropriate by the Shareholders and subject to availability of tax credits, be retained by the Company in respect of each business year."

6.   TMSI Articles of Incorporation.  The Shareholders agree to cause TMSI to
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amend its Articles of Incorporation, to the extent necessary and as permitted by law, to reflect the changes in the management of TMSI as provided in this Amendment No. 1. Such amended Articles of Incorporation of TMSI shall become Exhibit D-1 to the Agreement. The Shareholders shall also cause TMSI to prepare an English translation of such amended Articles of Incorporation, which shall be provided promptly to MSI and shall become Exhibit D-2 to the Agreement.

7.   Assignment.  Article 20.1 of the Agreement is hereby amended in its
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entirety to read as follows:

     "20.1  Assignment.  Except in connection with the transfer by either
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Shareholder of all its shares in the Company in conjunction with the transfer of all or substantially all of either Shareholder's business to an acquirer or successor-in-interest who complies with the conditions set forth in Article 11 hereof, the rights, duties and obligations under this Agreement shall not be assignable by either Shareholder without the prior written consent of the other Shareholder. This Agreement shall be binding upon and inure to the benefit of the Shareholders and their respective legal representatives, heirs, administrators, executors, successors and permitted assigns."

8.   Definitions.  All references in the Agreement to PMSI shall be deemed to
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refer to MSI.  Capitalized terms used in this Amendment No. 1 but not otherwise defined herein shall have the meanings specified in the Agreement.

9.   General.  This Amendment will become effective upon execution by both
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parties.  Except as amended hereby, the Agreement shall remain in full force and effect. This Amendment No. 1 shall be governed by and construed under the laws of Japan. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed an original of this Amendment No. 1.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed on the date first written above.
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MOLECULAR SIMULATIONS INC.           TEIJIN LIMITED

By:  /s/ DAVID B. HIATT              By:  /s/ TAKEHISA TOKUNAGA
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Name:  David B. Hiatt                Name:  Takehisa Tokunaga
Title: Chief Financial Officer       Title: General Manager of Information
                                            Systems & Recording, Media Business
                                            Group